As filed with the Securities and Exchange
                Commission on September 15, 1997


                                    Registration No. 33-55501

                        ----------------

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                        ----------------

                POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                         THE KROGER CO.
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)

        Ohio                                  31-0345740
-------------------------------             ------------
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)              Identification
No.)

1014 Vine Street, Cincinnati, Ohio              45202
-----------------------------------          ---------
(Address of Principal Executive Offices)     (Zip Code)


                         The Kroger Co.
         Employee Stock Purchase Plan and Stock Program
         ----------------------------------------------
                      (Full title of Plan)

                         Paul W. Heldman
          Vice President, Secretary and General Counsel
                         The Kroger Co.
                        1014 Vine Street
                     Cincinnati, Ohio  45202
              -------------------------------------
             (Name and address of agent for service)

                         (513) 762-4000
  ------------------------------------------------------------
  (Telephone number, including area code, of agent for service)


-----------------
This Post-Effective Amendment is being filed to merge The Kroger Co. Employee Stock Purchase Plan, registered under Registration No. 33-55501, and The Kroger Employee Stock Program, registered under Registration No. 2-03082, to file the amended and restated The Kroger Co. Employee Stock Purchase Plan and Stock Program, and to deregister The Kroger Employee Stock Program (Registration No. 2-93982).

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                           SIGNATURES
                           -----------

     The Registrant.  Pursuant to the requirements of the
     --------------
Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on September 15, 1997.

                              THE KROGER CO.


                              By        *
                                 ---------------------------
                                 Joseph A. Pichler, Chairman
                                 of the Board of Directors
                                 and Chief Executive Officer



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 15, 1997.


Signature                     Title
---------                     -----

 *
-----------------------       Group Vice President and
W. Rodney McMullen            Chief Financial Officer
                              (principal financial officer)

 *
-----------------------       Vice President and
J. Michael Schlotman          Corporate Controller
                              (principal accounting
                               officer)

 *
-----------------------       Chairman of the Board of
Joseph A. Pichler             Directors and Chief Executive
                              Officer
                              (principal executive officer)

 *
-----------------------       President, Chief Operating
David B. Dillon               Officer and Director


 *
------------------------      Director
Reuben V. Anderson

 *
------------------------      Director
John L. Clendenin

 *
------------------------      Director
Richard W. Dillon

 *
------------------------      Director
John T. LaMacchia

 *
------------------------      Director
Edward M. Liddy

 *
------------------------      Director
Patricia Shontz Longe

 *
------------------------      Director
Clyde R. Moore

 *
------------------------      Director
T. Ballard Morton, Jr.

 *
------------------------      Director
Thomas H. O'Leary

 *
------------------------      Director
John D. Ong

 *
------------------------      Director
Katherine D. Ortega

 *
------------------------      Director
Martha Romayne Seger

 *
------------------------      Director
James D. Woods

*By (Bruce M. Gack)
    --------------------
    Bruce M. Gack
    Attorney-in-fact

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                        INDEX OF EXHIBITS
                        _________________

Exhibit No.
-----------

Exhibit 4      The Kroger Co. Employee Stock Purchase Plan and
               Stock Program.

Exhibit 5 Opinion of Paul W. Heldman, Esquire, regarding legality.

Exhibit 23.1   Consent of Coopers & Lybrand, L.L.P.,
               Independent Certified Public Accountants.

Exhibit 23.2   Consent of Counsel, included in Exhibit 5.

Exhibit 24 Powers of Attorney of certain officers and directors of Kroger.

Exhibit 99     Subsidiary List.

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